First Guaranty Bancshares, Inc. S-4

Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

First Guaranty Bancshares, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward Initial File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $1.00 par value	Rules 457(f)(2)	1,345,720(1)	N/A	$21,644,449(2)	$110.20 per million	$2,385.22(3)	—	—	—	—
Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
Totals
Total Offering Amount						$21,644,449		$2,385.22
Total Fees Previously Paid								0
Total Fee Offsets								0
Net Fee Due								$2,385.22

(1) Represents the estimated maximum number of shares of First Guaranty Bancshares, Inc. (or “First Guaranty”), common stock, $1.00 par value per share, that could be issued to holders of Lone Star Bank (or “Lone Star”) in connection with the merger between First Guaranty Bank and Lone Star (or the “merger”) described in the Registration Statement on Form S-4 (or the “Registration Statement”) to which this document is an exhibit, which number may be higher or lower in accordance with the formula described below. This number is based upon multiplying (1) the quotient, rounded to the nearest one ten thousandth, obtained by dividing (A) the quotient, rounded to the nearest one-tenth of a cent, obtained by dividing (i) an aggregate value equal to 1.5 times $20,400,734, Lone Star’s tangible shareholders’ equity computed as of February 28, 2023, the latest practicable date prior to the date of filing the Registration Statement, subject to certain adjustments described in the Registration Statement, plus the increase in Lone Star’s tangible shareholders’ equity resulting from the assumption that all Lone Star options were exercised on February 28, 2023, valued at the exercise price of such Lone Star options on such date, which is $1,249,795, by (ii) 3,764,252, the number of shares of Lone Star common stock issued and outstanding on February 28, 2023 assuming that all Lone Star options were exercised on February 28, 2023, by (B) $23.67, by (2) 3,764,252, the number of shares of Lone Star common stock issued and outstanding on February 28, 2023 assuming that all Lone Star options were exercised on February 28, 2023. Pursuant to Rule 416, the Registration Statement also covers additional shares that may be issued as a result of stock splits, stock dividends or similar transactions. In the event the number of shares of common stock required to be issued to consummate the merger is increased after the date the Registration Statement is declared effective, First Guaranty will register such additional shares in accordance with Rule 413 under the Securities Act of 1933, as amended (or the “Securities Act”), by filing a registration statement pursuant to Rule 462(b) or Rule 429 under the Securities Act, as applicable, with respect to such additional shares.

(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rules 457(f)(2) of the Securities Act. The maximum aggregate offering price is equal to (i) $5.75, the book value per share of Lone Star common stock computed as of February 28, 2023, the latest practicable date prior to the date of filing the Registration Statement, multiplied by (ii) 3,764,252, the estimated maximum number of shares of Lone Star common stock to be converted in the merger computed as of February 28, 2023, the latest practicable date prior to the date of filing the Registration Statement.

(3) Calculated by multiplying the aggregate offering amount as computed pursuant to Rules 457(f)(2) of the Securities Act by 0.00011020.